Exhibit 99.1

Marvell Technology, Inc. Reports Second Quarter of Fiscal Year 2022
Financial Results

•Q2 Net Revenue: $1.076 billion, grew by 48% year-on-year
•Q2 Gross Margin: 34.6% GAAP gross margin; 64.8% non-GAAP gross margin
•Q2 Diluted income (loss) per share: $(0.34) GAAP diluted loss per share; $0.34 non-GAAP diluted income per share
•Cash and cash equivalents: $560 million

Santa Clara, Calif. (August 26, 2021) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the second quarter of fiscal year 2022.

Net revenue for the second quarter of fiscal 2022 was $1.076 billion, which exceeded the midpoint of the Company's guidance provided on June 7, 2021. GAAP net loss for the second quarter of fiscal 2022 was $(276) million, or $(0.34) per diluted share. Non-GAAP net income for the second quarter of fiscal 2022 was $284 million, or $0.34 per diluted share. Cash flow from operations for the second quarter was $222 million.

“Marvell delivered record revenue of $1.076 billion in the fiscal second quarter, above the midpoint of guidance, growing 29 percent sequentially and 48 percent year over year. Growth was driven by the data center, which now represents Marvell’s largest end market at 40 percent of total revenue, benefiting from our growing momentum in the fast-growing cloud infrastructure market,” said Matt Murphy, Marvell’s President and CEO. “I am pleased that stand-alone Marvell and the acquired Inphi businesses both contributed to our strong year-over-year revenue growth. We expect year-over-year revenue growth will accelerate in the third quarter, led by substantial contributions from the cloud data center market. In addition, we expect our 5G business to continue to grow with strong sequential revenue growth in the third quarter, and a significant step up projected in the fourth quarter.”

Historically, the Company reported revenue from three product groups: networking, storage and other. Beginning with the second quarter of fiscal 2022, the Company is changing its reporting to present revenue from five end markets: data center, carrier infrastructure, enterprise networking, consumer, and automotive/industrial. The company believes this presentation provides a better understanding of its business. For transition purposes, in this press release, the Company is reporting revenue from both product groups and end markets, including providing historical revenue data from end markets for prior periods. Starting with the third quarter of fiscal 2022, the Company expects to no longer report revenue by product group.

We categorize revenue from our five end markets by using a number of data points, including the type of customer purchasing the product, the function of our product being sold, and our knowledge of the end customer product or application into which our product will be incorporated. The categorization of products by end market is inherently subjective and can vary over time, both as a result of continued improvements in our ability to understand the final usage of our products, as well as changes in how our customers utilize our products.

Subsequent to quarter end, on August 3, 2021, the Company announced the execution of a definitive agreement to acquire Innovium, Inc. in an all-stock transaction. The transaction is expected to close by the end of calendar 2021, subject to the satisfaction of customary closing conditions, including approval by Innovium’s stockholders and applicable regulatory approvals.

The financial outlook for the third quarter of fiscal 2022 includes expected results of Inphi for the full quarter.

Third Quarter of Fiscal 2022 Financial Outlook

•Net revenue is expected to be $1.145 billion +/- 3%.
•GAAP gross margin is expected to be 46.3% to 48.3%.
•Non-GAAP gross margin is expected to be 64% to 65%.
•GAAP operating expenses are expected to be $584 million to $594 million.
•Non-GAAP operating expenses are expected to be $365 million to $370 million.
•Basic weighted average shares outstanding are expected to be 824 million.
•Diluted weighted average shares outstanding are expected to be 841 million.
•GAAP diluted loss per share is expected to be $(0.10) +/- $0.04 per share.
•Non-GAAP diluted income per share is expected to be $0.38 +/- $0.03 per share.

GAAP diluted EPS is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted average shares outstanding.

Conference Call

Marvell will conduct a conference call on Thursday, August 26, 2021 at 1:45 p.m. Pacific Time to discuss results for the second quarter of fiscal 2022. Interested parties may join the conference call by dialing 1-888-317-6003 or 1-412-317-6061, passcode 6573871. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. A replay of the call can be accessed by dialing 1-877-344-7529 or 1-412-317-0088, passcode 10159336 until Thursday, September 2, 2021.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with acquisition, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell's core business.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the second quarter of fiscal 2022, a non-GAAP tax rate of 5.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell's financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell's non-GAAP financial measures useful in their assessment of Marvell's operating performance and the valuation of Marvell. Internally, Marvell's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell's results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: failure to realize the anticipated benefits of the transaction with Inphi Corporation on a timely basis or at all, including as a result of our ability to successfully integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities, delays or other factors impacting the semiconductor industry; the risk that disruptions from the transaction with Inphi will harm our business, including current plans and operations; our ability to retain and hire key Inphi personnel; potential adverse reactions or changes to business relationships resulting from the transaction with Inphi; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the transaction with Inphi; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact our business, workforce and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; increased disruption and volatility in the capital markets and credit markets as a result of COVID-19, which could adversely affect our liquidity and capital resources; the impact of COVID-19, or other future pandemics, on the U.S. and global economies; disruptions caused by COVID-19 resulting in worker absenteeism, quarantines and restrictions on our employees' ability to work, innovate, collaborate, and travel; the effects that the current credit and market conditions caused by, or resulting from, COVID-19 could have on the liquidity and financial condition of us and our customers and suppliers, including any impact on the ability to meet contractual obligations; supply chain disruptions or component shortages that may impact the production of our products or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers' ability to ship their products, which in turn may adversely impact our sales to those customers; our reliance on our manufacturing partners for the manufacture, assembly and testing of our products; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers' products outside of the United States; our ability to define, design and develop products for the Cloud and 5G markets; our ability to market our 5G products to Tier 1 infrastructure customers; the stockholder dilution and other effects on us from, and our ability to complete (on a timely basis or at all) and realize the anticipated benefits of, announced acquisitions, divestitures and investments, such as our announced acquisition of Innovium; cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to estimate customer demand and future sales accurately; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; our ability to limit costs related to defective products; the risk of downturns in the semiconductor industry; risks related to our debt obligations; the outcome of pending or future litigation and legal and regulatory proceedings; our dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers' ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; our ability to accurately categorize our products by end markets; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; our ability to protect our intellectual property; our maintenance of an effective system of internal controls; severe financial hardship or bankruptcy of one or more of our major customers; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 31, 2021	May 1, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net revenue	$1,075,881	$832,279	$727,297	$1,908,160	$1,420,938
Cost of goods sold	704,051	414,138	368,041	1,118,189	734,780
Gross profit	371,830	418,141	359,256	789,971	686,158

Operating expenses:
Research and development	367,043	286,100	277,139	653,143	556,723
Selling, general and administrative	259,161	201,466	112,794	460,627	234,821
Restructuring related charges	12,294	12,886	120,590	25,180	141,877
Total operating expenses	638,498	500,452	510,523	1,138,950	933,421
Operating loss	(266,668)	(82,311)	(151,267)	(348,979)	(247,263)
Interest income	150	222	577	372	1,635
Interest expense	(33,814)	(35,141)	(15,635)	(68,955)	(32,465)
Other income (loss), net	(1,654)	1,223	(440)	(431)	3,314
Interest and other income (loss), net	(35,318)	(33,696)	(15,498)	(69,014)	(27,516)
Loss before income taxes	(301,986)	(116,007)	(166,765)	(417,993)	(274,779)
Benefit for income taxes	(25,558)	(27,765)	(8,872)	(53,323)	(3,853)
Net loss	$(276,428)	$(88,242)	$(157,893)	$(364,670)	$(270,926)

Net loss per share — basic:	$(0.34)	$(0.13)	$(0.24)	$(0.48)	$(0.41)

Net loss per share — diluted:	$(0.34)	$(0.13)	$(0.24)	$(0.48)	$(0.41)

Weighted average shares:
Basic	821,062	693,378	667,574	757,205	665,541
Diluted	821,062	693,378	667,574	757,205	665,541

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	July 31, 2021	January 30, 2021
Assets
Current assets:
Cash and cash equivalents	$559,617	$748,467
Accounts receivable, net	785,611	536,668
Inventories	459,532	268,228
Prepaid expenses and other current assets	103,717	63,782
Total current assets	1,908,477	1,617,145
Property and equipment, net	433,091	326,125
Goodwill	10,976,443	5,336,961
Acquired intangible assets, net	6,285,388	2,270,700
Deferred tax assets	517,123	672,424
Other non-current assets	718,110	541,569
Total assets	$20,838,632	$10,764,924

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$370,502	$252,419
Accrued liabilities	519,214	435,616
Accrued employee compensation	153,327	189,421
Short-term debt	41,390	199,641
Total current liabilities	1,084,433	1,077,097
Long-term debt	4,662,844	993,170
Other non-current liabilities	350,158	258,853
Total liabilities	6,097,435	2,329,120

Stockholders’ equity:
Common stock	1,646	1,350
Additional paid-in capital	13,090,669	6,331,013
Retained earnings	1,648,882	2,103,441
Total stockholders’ equity	14,741,197	8,435,804
Total liabilities and stockholders’ equity	$20,838,632	$10,764,924

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Cash flows from operating activities:
Net loss	$(276,428)	$(157,893)	$(364,670)	$(270,926)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	66,248	51,605	118,085	102,088
Share-based compensation	114,105	62,586	206,832	122,273
Amortization of acquired intangible assets	276,672	111,579	405,311	224,501
Amortization of inventory fair value adjustment associated with acquisitions	155,840	—	169,560	17,284
Restructuring related impairment charges	1,776	114,723	4,156	117,546
Other expense, net	32,941	6,282	61,870	14,910
Deferred income taxes	(29,005)	(2,816)	(51,586)	(444)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(91,216)	(14,782)	(149,215)	8,804
Inventories	(69,038)	(33)	(82,287)	35,801
Prepaid expenses and other assets	(50,603)	3,679	(46,190)	(3,015)
Accounts payable	52,197	33,204	588	29,647
Accrued liabilities and other non-current liabilities	39,234	10,732	(7,765)	21,528
Accrued employee compensation	(616)	6,964	(56,309)	(18,539)
Net cash provided by operating activities	222,107	225,830	208,380	401,458
Cash flows from investing activities:
Purchases of technology licenses	(3,197)	(3,080)	(6,640)	(6,764)
Purchases of property and equipment	(32,235)	(17,540)	(53,679)	(52,883)
Cash payment for acquisition, net of cash and cash equivalents acquired	—	—	(3,600,165)	—
Other, net	(2,851)	34	(2,404)	699
Net cash used in investing activities	(38,283)	(20,586)	(3,662,888)	(58,948)
Cash flows from financing activities:
Repurchases of common stock	—	—	—	(25,202)
Proceeds from employee stock plans	39,807	42,776	40,356	48,234
Tax withholding paid on behalf of employees for net share settlement	(42,975)	(25,213)	(116,150)	(56,714)
Dividend payments to stockholders	(49,332)	(40,119)	(89,889)	(79,882)
Payments on technology license obligations	(23,175)	(18,702)	(67,307)	(42,509)
Proceeds from issuance of debt	75,000	—	3,806,096	—
Principal payments of debt	(75,000)	—	(275,000)	—
Payment for repurchases and settlement of convertible notes	(109,812)	—	(180,891)	—
Proceeds from capped calls	49,132	—	160,286	—
Payment of equity and debt financing costs	(10,364)	—	(11,843)	—
Other, net	—	—	—	(2,507)
Net cash provided by (used in) financing activities	(146,719)	(41,258)	3,265,658	(158,580)
Net increase (decrease) in cash and cash equivalents	37,105	163,986	(188,850)	183,930
Cash and cash equivalents at beginning of period	522,512	667,548	748,467	647,604
Cash and cash equivalents at end of period	$559,617	$831,534	$559,617	$831,534

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 31, 2021	May 1, 2021	August 1, 2020	July 31, 2021	August 1, 2020

GAAP gross profit:	$371,830	$418,141	$359,256	$789,971	$686,158
Special items:
Share-based compensation	2,665	9,803	4,082	12,468	7,620
Amortization of acquired intangible assets	167,253	93,812	85,225	261,065	171,792
Other cost of goods sold (a)	155,840	13,723	11,630	169,563	30,192
Total special items	325,758	117,338	100,937	443,096	209,604
Non-GAAP gross profit	$697,588	$535,479	$460,193	$1,233,067	$895,762

GAAP gross margin	34.6%	50.2%	49.4%	41.4%	48.3%
Non-GAAP gross margin	64.8%	64.3%	63.3%	64.6%	63.0%

Total GAAP operating expenses	$638,498	$500,452	$510,523	$1,138,950	$933,421
Special items:
Share-based compensation	(111,440)	(99,790)	(58,504)	(211,230)	(114,653)
Restructuring related charges (b)	(12,294)	(12,886)	(120,590)	(25,180)	(141,877)
Amortization of acquired intangible assets	(109,419)	(34,827)	(26,354)	(144,246)	(52,709)
Other operating expenses (c)	(38,948)	(46,684)	(8,125)	(85,632)	(27,528)
Total special items	(272,101)	(194,187)	(213,573)	(466,288)	(336,767)
Total non-GAAP operating expenses	$366,397	$306,265	$296,950	$672,662	$596,654

GAAP operating margin	(24.8)%	(9.9)%	(20.8)%	(18.3)%	(17.4)%
Other cost of goods sold (a)	14.5%	1.6%	1.6%	8.9%	2.1%
Share-based compensation	10.6%	13.2%	8.6%	11.7%	8.6%
Restructuring related charges (b)	1.1%	1.5%	16.6%	1.3%	10.0%
Amortization of acquired intangible assets	25.7%	15.5%	15.3%	21.2%	15.8%
Other operating expenses (c)	3.7%	5.6%	1.1%	4.6%	1.9%
Non-GAAP operating margin	30.8%	27.5%	22.4%	29.4%	21.1%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 31, 2021	May 1, 2021	August 1, 2020	July 31, 2021	August 1, 2020

GAAP interest and other income (loss), net	$(35,318)	$(33,696)	$(15,498)	$(69,014)	$(27,516)
Special items:
Debt issuance related costs and other (d)	3,022	16,901	—	19,923	434
Total special items	3,022	16,901	—	19,923	434
Total non-GAAP interest and other income (loss), net	$(32,296)	$(16,795)	$(15,498)	$(49,091)	$(27,082)

GAAP net loss	$(276,428)	$(88,242)	$(157,893)	$(364,670)	$(270,926)
Special items:
Other cost of goods sold (a)	155,840	13,723	11,630	169,563	30,192
Share-based compensation	114,105	109,593	62,586	223,698	122,273
Restructuring related charges (b)	12,294	12,886	120,590	25,180	141,877
Other operating expenses (c)	38,948	46,684	8,125	85,632	27,528
Amortization of acquired intangible assets	276,672	128,639	111,579	405,311	224,501
Debt issuance related costs and other (d)	3,022	16,901	—	19,923	434
Pre-tax total special items	600,881	328,426	314,510	929,307	546,805
Other income tax effects and adjustments (e)	(40,503)	(38,385)	(16,226)	(78,888)	(17,455)
Non-GAAP net income	$283,950	$201,799	$140,391	$485,749	$258,424

GAAP weighted average shares — basic	821,062	693,378	667,574	757,205	665,541
GAAP weighted average shares — diluted	821,062	693,378	667,574	757,205	665,541
Non-GAAP weighted average shares — diluted (f)	836,648	707,488	678,304	772,053	674,553

GAAP diluted net loss per share	$(0.34)	$(0.13)	$(0.24)	$(0.48)	$(0.41)
Non-GAAP diluted net income per share	$0.34	$0.29	$0.21	$0.63	$0.38

(a)	Other costs of goods sold includes amortization of acquired inventory fair value adjustments.

(b)	Restructuring and other related items include asset impairment charges, employee severance costs, facilities related charges, and other.

(c)	Other operating expenses include integration and merger costs associated with acquisitions.

(d)	Debt issuance related costs and other includes the partial term loan repayment and bridge financing.

(e)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0%.

(f)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the Third Quarter of Fiscal Year 2022
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended October 30, 2021
GAAP net revenue	$1,145 +/- 3%
Special items:	—
Non-GAAP net revenue	$1,145 +/- 3%

GAAP gross margin	46.3% - 48.3%
Special items:
Share-based compensation	0.9%
Amortization of acquired intangible assets	14.7%
Other costs of goods sold	1.6%
Non-GAAP gross margin	64% - 65%

Total GAAP operating expenses	$584 - $594
Special items:
Share-based compensation	103
Amortization of acquired intangible assets	109
Restructuring related charges	4
Other operating expenses	5
Total non-GAAP operating expenses	$365 - $370

GAAP diluted net loss per share	$(0.10) +/- $0.04
Special items:
Share-based compensation	0.14
Amortization of acquired intangible assets	0.35
Other operating expenses	0.01
Other income tax effects and adjustments	(0.02)
Non-GAAP diluted net income per share	$0.38 +/- $0.03

Quarterly Revenue Trend (Unaudited)

Our product solutions serve five large end markets where our technology is essential: (i) data center, (ii) carrier infrastructure, (iii) enterprise networking, (iv) consumer, and (v) automotive/industrial. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (AI) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (NAS)
•Cloud and on-premise servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (DCI)

Carrier infrastructure	•Digital Subscriber Line Access Multiplexers (DSLAMs) •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (RAN) systems
Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (WAPs)
•Network appliances (firewalls, and load balancers)
•Workstations

Consumer	•Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (WAPs) •Personal Computers (PCs) •Printers •Set-top boxes
Automotive/industrial	•Advanced driver-assistance systems (ADAS) •Autonomous vehicles (AV) •In-vehicle networking •Industrial ethernet switches •United States military and government solutions •Video surveillance

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended
Revenue by End Market (In millions)	July 31, 2021	May 1, 2021	January 30, 2021	October 31, 2020	August 1, 2020	May 2, 2020	February 1, 2020	November 2, 2019	August 3, 2019
Data Center	$434	$277	$269	$239	$267	$266	$259	$212	$179
Carrier Infrastructure	197	167	166	169	142	122	113	84	68
Enterprise Networking	223	175	161	159	158	158	154	130	147
Consumer	165	167	168	152	134	120	168	214	242
Auto/Industrial	57	46	34	31	26	28	24	22	21
Total Net Revenue	$1,076	$832	$798	$750	$727	$694	$718	$662	$657

	Three Months Ended
Revenue by End Market % of total	July 31, 2021	May 1, 2021	January 30, 2021	October 31, 2020	August 1, 2020	May 2, 2020	February 1, 2020	November 2, 2019	August 3, 2019
Data Center	40%	33%	34%	32%	37%	38%	36%	32%	27%
Carrier Infrastructure	18%	20%	21%	23%	20%	18%	16%	13%	10%
Enterprise Networking	21%	21%	20%	21%	22%	23%	22%	20%	23%
Consumer	16%	20%	21%	20%	18%	17%	23%	32%	37%
Auto/Industrial	5%	6%	4%	4%	3%	4%	3%	3%	3%
Total Net Revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended			% Change
Revenue by Product Group (In thousands)	July 31, 2021	May 1, 2021	August 1, 2020	YoY	QoQ
Networking (1)	$701,712	$498,250	$406,008	73%	41%
Storage (2)	341,713	302,918	290,495	18%	13%
Total Core	1,043,425	801,168	696,503	50%	30%
Other (3)	32,456	31,111	30,794	5%	4%
Total Net Revenue	$1,075,881	$832,279	$727,297	48%	29%

	Three Months Ended
Revenue by Product Group % of Total	July 31, 2021	May 1, 2021	August 1, 2020
Networking (1)	65%	60%	56%
Storage (2)	32%	36%	40%
Total Core	97%	96%	96%
Other (3)	3%	4%	4%
Total Net Revenue	100%	100%	100%

(1) Networking products are comprised primarily of ethernet solutions, embedded processors, custom ASICs, and electro-optics solutions.
(2) Storage products are comprised primarily of storage controllers and fibre channel adapters.
(3) Other products are comprised primarily of printer solutions.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com